UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2015

SALISBURY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Connecticut	000-24751	06-1514263
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut	06039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  860-435-9801

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Salisbury Bancorp, Inc. 2015 Phantom Stock Appreciation Unit and Long-Term Incentive Plan.  On November 24, 2014, Salisbury Bancorp, Inc. (the “Company”) adopted the Salisbury Bancorp, Inc. 2015 Phantom Stock Appreciation Unit and Long-term Incentive Plan (the “Plan”), effective as of January 1, 2015, to promote the long-term financial success of the Company and its subsidiaries by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s shareholders.  Any employee or director of the Company or a subsidiary selected by the Compensation Committee of the Company’s Board of Directors (the “Committee”) is eligible to participate in the Plan.

A total of 2,500,000 phantom stock appreciation units will be available for awards under the Plan.  On January 2, 2015, the Committee granted phantom stock appreciation units to the following named executive officers of the Company: Richard J. Cantele, Jr., John M. Davies and Donald E. White in the amounts of 11,484 units, 5,963 units, and 5,565 units, respectively.  A phantom stock appreciation unit represents the right to receive a cash payment on the determination date established by the Committee equal to the positive difference between the strike price on the grant date and the tangible book value of a share of the Company’s stock on the determination date.  The awards granted will vest over a period of three years, subject to the terms of the Plan.

Unless the Committee determines otherwise, the required period of service for full vesting will be three years for all awards, subject to acceleration of vesting in the event of the participant’s death, disability, involuntary termination without cause or the occurrence of a change in control.  In the event of separation of service (as defined in the Plan) for any reason other than disability, death or termination without cause, phantom stock appreciation units will be forfeited.  In the event of termination for cause, the phantom stock appreciation units granted to a participant will expire and be forfeited.  Upon separation of service due to disability, death or involuntary termination without cause, including resignation for “good reason” (as defined in the Plan), all phantom stock appreciation units will become fully vested and payment of the cash value of the phantom stock appreciation units will be made no later than 75 days after the participant’s separation of  service.  At the time of a change in control, the phantom stock appreciation units held by a participant will be deemed to have been fully earned and the cash value of outstanding awards will be paid no later than 75 days after the change in control.  In the event of a change in control, any performance measure attached to an award will be deemed satisfied as of the date of the change in control.  In the event of a change in control, the cash value of the phantom stock appreciation unit will be determined by multiplying the tangible book value of a share of Company common stock by the “price” -to- “tangible book value” multiple of a share of the Company stock (where the price reflects the merger consideration per share) and then subtracting the strike price.

The foregoing description is qualified in its entirety by reference to the Plan and the form of Phantom Stock Appreciation Unit under the Plan attached hereto as Exhibits 10.1 and 10.2.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Form Financial Information: None.

(c)	Shell Company Transaction: None.

(d)	Exhibits:

Exhibit No.	Description

Exhibit 10.1	Salisbury Bancorp, Inc. 2015 Phantom Stock Appreciation Unit and Long-Term Incentive Plan, effective as of January 1, 2015

Exhibit 10.2	Form of Phantom Stock Appreciation Unit under the Salisbury Bancorp, Inc. 2015 Phantom Stock Appreciation Unit and Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SALISBURY BANCORP, INC.

DATE: January 5, 2015	By:	/s/ Richard J. Cantele, Jr.
Richard J. Cantele, Jr. President and Chief Executive Officer